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                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                               CROWELL & CO., INC.

                                                            Year ended December 31,
                                                            -----------------------
                                                              1996           1995
                                                          -----------    -----------
NET LOSS                                                  $   (27,180)   $   (13,153)

PREFERRED STOCK DIVIDENDS                                     (80,952)        80,952
                                                          -----------    -----------

         NET LOSS APPLICABLE TO COMMON SHAREHOLDERS       $  (108,132)   $   (94,105)
                                                          ===========    ===========

EARNINGS PER COMMON SHARE:
   Weighted average number of common shares outstanding     2,520,835      2,520,835
   Primary earnings per share
      loss from continuing operations                     $      (.02)   $      (.11)
      Income from discontinued operations                        (.03)           .07
                                                          -----------    -----------

         NET LOSS PER COMMON SHARE                        $      (.05)   $      (.04)
                                                          ===========    ===========